                                     Exhibit

                              Item 14. (a)(3) 3(c)

                                                                          PAGE 1
                                State of Delaware
                        Office of the Secretary of State

                         ------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "TELMARK LLC", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 1998, AT 9 O'CLOCK A.M.


















                  (secretary's office)
                        (seal)               /S/ EDWARD J. FREEL
                      (Delaware)             ___________________________________
                                             Edward J. Freel, Secretary of State

2913139 8100                                  AUTHENTICATION:           9161461
981246465                                     DATE:                     06-25-98

                            CERTIFICATE OF FORMATION
                                       OF
                                   TELMARK LLC

         This Certificate of Formation of Telmark LLC (the "LLC"), dated as of June 24, 1998, is being duly executed and filed by Daniel J. Edinger, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.ss. 18-101, et seq.).

         FIRST.  The name of the limited liability company is Telmark LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         THIRD. The name of its registered agent or such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Telmark LLC as of the date first above written.




                                                           /S/DANIEL J. EDINGER
                                                           ---------------------
                                                           Daniel J. Edinger
                                                           Authorized Person